Exhibit 16.1

October 20, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Rare Element Resources LTD.’s Form 8-K dated October 16, 2020, and have the following comments:

1.We are in agreement with the statements made in part (a) Dismissal of Independent Registered Public Accounting Firm.

2.We have no basis on which to agree or disagree with the statements made in part (b) Engagement of New Independent Registered Public Accounting Firm.

Yours truly,

 /s/ Plante & Moran, PLLC
Denver, Colorado